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                                                                     EXHIBIT 5.1


                                MAPLES and CALDER
                              CAYMAN  EUROPE  ASIA


Linktone Ltd.
6th Floor, Harbour Ring Plaza
18 Xizang Zhong Road
Shanghai
China
200001

                                                             24th February, 2004

Dear Sirs,

LINKTONE LTD.

We have acted as Cayman Islands legal advisers to Linktone Ltd. (the "COMPANY") in connection with the Company's registration statement on Form F-1, including all amendments or supplements thereto (the "REGISTRATION STATEMENT"), originally filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933, as amended, on 17th February, 2004, relating to the offering by the Company and the sale by the selling shareholders (the "SELLING SHAREHOLDERS") of a total of 6,060,000 American Depositary Shares, each of which represents ten ordinary shares, par value US$0.0001 per share, of the Company (the "ORDINARY SHARES"). We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.


1    DOCUMENTS REVIEWED

For the purposes of this opinion, we have reviewed only originals, copies or final drafts of the following documents:

1.1 the Certificate of Incorporation dated 10th November, 1999, the Certificate of Incorporation on Change of Name dated 12th July, 2000, the Certificate of Incorporation on Change of Name dated 15th March, 2001, the Memorandum and Articles of Association of the Company as adopted on 20th November, 2001 and amended on 13th December, 2002 and 4th February, 2004 and the form of Amended and Restated Memorandum and Articles of Association of the Company as conditionally adopted by special resolution passed on 28th November, 2003 (together the "Memorandum and Articles of Association");

1.2      the minutes of a meeting of the board of Directors dated
         20th January, 2004;

1.3 the minutes of the meetings of the shareholders of the Company held on 28th November, 2003 and 4th February, 2004 and the corporate records of the Company maintained at its registered office in the Cayman Islands;


     1504 One International Finance Centre, 1 Harbour View Street, Hong Kong
              Telephone: (852) 2522 9333 Facsimile: (852) 2537 2955
           Email: hkinfo@maplesandcalder.com www.maplesandcalder.com

        Resident Hong Kong Partners: Christine Chang (England and Wales), Linda Martin (England and Wales), Spencer Privett (England and Wales).


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MAPLES and CALDER
CAYMAN  EUROPE  ASIA


1.4      the Registration Statement; and

1.5 a certificate from a Director of the Company dated 24th February, 2004, a copy of which is attached hereto (the "Director's Certificate").


2    ASSUMPTIONS

Save as aforesaid we have not been instructed to undertake and have not undertaken any further enquiry or due diligence in relation to the transaction the subject of this opinion. The following opinions are given only as to and based on circumstances and matters of fact existing at the date hereof and of which we are aware consequent upon instructions we have received in relation to the subject matter of this opinion and as to the laws of the Cayman Islands as the same are in force at the date hereof. In giving this opinion, we have relied upon the completeness and accuracy (and assumed the continuing completeness and accuracy as at the date hereof) of the Director's Certificate as to factual matters without further verification and have relied upon the following assumptions, which we have not independently verified:

(i) Copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

(ii)     The genuineness of all signatures and seals.

The following opinions are given only as to matters of Cayman Islands law and we have assumed that there is nothing under any other law that would affect or vary the following opinions.


3    OPINION

Based upon the foregoing and subject to the qualifications set out below and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1 The Company has been duly incorporated and is validly existing under the laws of the Cayman Islands.

3.2 The authorised share capital of the Company, conditional upon, and with effect immediately upon the closing of an underwritten public offering of the Ordinary Shares of the Company in the United States, the automatic conversion of all the Preferred Shares in issue into Ordinary Shares in the capital of the Company, will be US$50,000 divided into 500,000,000 Ordinary Shares of par value US$0.0001 each.

3.3 The issue and allotment of the Ordinary Shares by the Company has been duly authorised. When allotted, issued and paid for as contemplated in the Registration Statement and registered in the register of members (shareholders), the Ordinary Shares will be legally issued and allotted, fully paid and non-assessable.

3.4. Ordinary Shares to be sold by the Selling Shareholders have been legally and validly issued and are fully paid and non-assessable.



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MAPLES and CALDER
CAYMAN  EUROPE  ASIA


4    QUALIFICATIONS

This opinion is subject to the following qualification and limitation that under the Companies Law (2003 Revision) of the Cayman Islands, the register of members of a Cayman Islands company is by statute regarded as prima facie evidence of any matters which the Companies Law (2003 Revision) directs or authorises to be inserted therein. A third party interest in the shares in question would not appear. An entry in the register of members may yield to a court order for rectification (for example, in the event of fraud or manifest error).

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

We hereby consent to the use of this opinion in, and the filing hereof as an Exhibit to, the above-mentioned Registration Statement and to the reference to our name under the headings "Enforceability of Civil Liabilities" and "Taxation" in the prospectus included in such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Maples and Calder Asia

MAPLES AND CALDER ASIA










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                                  LINKTONE LTD.

                                                             24th February, 2004

Maples and Calder Asia
1504 One International Finance Centre
1 Harbour View Street
Hong Kong


Dear Sirs,
                          Linktone Ltd. (the "COMPANY")

I, Derek Sulger, being a director of the Company, am aware that you are being asked to provide a legal opinion (the "OPINION") in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1 The Memorandum of Association of the Company as adopted on 20th November, 2001 and amended on 13th December, 2002 and 4th February, 2004 remain in full force and effect and are unamended save for the conditional adoption of amended and restated memorandum and articles of association, as approved by special resolution passed on 28th November, 2003.

2 The minutes of a meeting of the board of Directors dated 20th January, 2004 (the "RESOLUTIONS") at which, inter alia, the Registration Statement and the issue of the Company's ordinary shares were approved are a true and correct record of the Resolutions passed at such meetings, which were duly convened and held, at which a quorum was present throughout and at which each director disclosed his interest (if any), in the manner prescribed in the Articles of Association of the Company.

3 The minutes of the meetings of the shareholders of the Company held on 28th November, 2003 and 4th February, 2004 (the "SHAREHOLDER MEETINGS") at which, inter alia, the adoption of the Amended and Restated Memorandum and Articles of Association were approved are a true and correct record of the proceedings of the Shareholder Meetings, which was duly convened and held, and at which a quorum was present throughout.

4 The shareholders of the Company have not restricted or limited the powers of the directors in any way. There is no contractual or other prohibition (other than as arising under Cayman Islands law binding on the Company prohibiting it from entering into and performing its obligations under the Agreements.

5 The resolutions passed in the Resolutions and the Shareholder Meeting were duly adopted, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect.

6 The ordinary shares held by the Selling Shareholders have been issued as fully paid.





             Signature:               /s/ Derek Sulger
                                      -----------------------------------
                                      Director